Consent of Coopers & Lybrand, L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tels Corporation of Form S-8 of our report dated April 9,1996, on our audit of the financial statements and financial statement schedule of Tels Corporation as of December 31, 1995, and for the year then ended, which report is included in the Tels Corporation Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Salt Lake City, Utah
November 27, 1996